Exhibit 99.1
July 21, 2014

Fellow Shareholders,

Fifteen years after launching our subscription service, we have over fifty million members enjoying Netflix in over 40 countries. As we gain new members, we are investing to further improve our content and member experience, and to expand the global availability of our service. Our summary results and forecast are below:

(in millions except per share data and Streaming Content Obligations)	Q2 '13	Q3 '13	Q4 '13	Q1 '14	Q2 '14	Q3 '14 Forecast
Total Streaming:
Revenue	$837	$884	$962	$1,066	$1,146	$1,224
Contribution Profit	$85	$92	$117	$166	$212	$203
Contribution Margin	10.2%	10.4%	12.2%	15.6%	18.5%	16.6%
Paid Members	35.63	38.01	41.43	46.14	47.99	50.89
Total Members	37.56	40.28	44.35	48.35	50.05	53.74
Net Additions	1.24	2.73	4.07	4.00	1.69	3.69

Domestic Streaming:
Revenue	$671	$701	$741	$799	$838	$877
Contribution Profit	$151	$166	$174	$201	$227	$245
Contribution Margin	22.5%	23.7%	23.4%	25.2%	27.1%	27.9%
Paid Members	28.62	29.93	31.71	34.38	35.09	36.52
Total Members	29.81	31.09	33.42	35.67	36.24	37.58
Net Additions	0.63	1.29	2.33	2.25	0.57	1.33

International Streaming:
Revenue	$166	$183	$221	$267	$307	$347
Contribution Profit (Loss)	$(66)	$(74)	$(57)	$(35)	$(15)	$(42)
Contribution Margin	-39.7%	-40.6%	-25.9%	-13.1%	-5.0%	-12.1%
Paid Members	7.01	8.08	9.72	11.76	12.91	14.37
Total Members	7.75	9.19	10.93	12.68	13.80	16.16
Net Additions	0.61	1.44	1.74	1.75	1.12	2.36

Total (including DVD):
Operating Income	$57	$57	$82	$98	$130	$103
Net Income	$29	$32	$48	$53	$71	$55
EPS	$0.49	$0.52	$0.79	$0.86	$1.15	$0.89

Free Cash Flow	$13	$7	$5	$8	$16
Shares (FD)	60.6	61.0	61.3	61.5	61.6
Streaming Content Obligations* ($B)	$6.4	$6.5	$7.3	$7.1	$7.7
*Corresponds to our total known streaming content obligations as defined in our financial statements and related notes in our most recently filed SEC Form 10-K

1

Financial Performance

Our U.S. member base grew to more than 36 million on the strength of our ever-improving content offering, including Orange is the New Black Season 2. For Q3, we expect about 1.3 million net additions, comparable to Q3’13 in which we premiered Orange Season 1. We are pleased our net additions in the U.S. remain on par with last year.

Our U.S. contribution margin expanded 460 bps y/y to 27.1%, as revenue continued to grow faster than spending on content and marketing. As previously mentioned, we’ll re-evaluate our current 400 bps y/y margin improvement target once we achieve a 30% contribution margin sometime next year. The three models we are evaluating are 400, 200, and 100 basis points margin improvement per year over the next few years.

Outside the U.S., we generated continued growth in all of our markets. We ended Q2 with 13.8 million international members, growing 78% y/y. In September, we’ll be launching Netflix in Germany, France, Austria, Switzerland, Belgium, and Luxembourg. This launch into markets with over 60 million broadband households will significantly increase our European presence and raise our current international addressable market to over 180 million broadband households, or 2x the number of current U.S. broadband households.

Our international contribution loss of ($15.3) million has been rapidly approaching contribution profitability as we see improvements across all existing markets. Our broad success from Argentina to Finland has convinced us to further invest aggressively in global expansion. Our European expansion this quarter will add new expenses to the segment, so we expect a consolidated contribution loss of ($42) million for the international segment in Q3. Even after our upcoming expansion in Europe, we’ll only address about one-third (271 million of 728 million1) of current global broadband households, providing a great opportunity to build on our international success beyond 2014. As explained in our Long Term Letter2, our plan remains to run at about global break-even to fund investment in global expansion.

In May, we raised prices modestly in most of our markets for new members on our two screens at-a-time HD plan, and introduced a one screen at-a-time, standard definition plan across our markets. Our two screen HD plan continues to be the most popular plan choice for new members. We expect ARPU to rise slowly as members at the new prices grow as a percentage of total membership. There was minimal impact on membership growth from this price change.

______________________
1SNL Kagan
2http://ir.netflix.com/long-term-view.cfm

2

Content

Original Series

The release of Orange is the New Black Season 2 has been every bit the global media event we had hoped for; critically acclaimed and embraced by a fervent and growing fan base. In its first month, Orange became the most watched series in every Netflix territory, with many members either watching for the first time or re-watching Season 1, in addition to the 13 new episodes of Season 2.

Earlier this month, Netflix original series and documentaries received 31 Emmy nominations, more than double the 14 we received in our first year of releasing original programming. In its first year of eligibility, Orange received 12 nominations, more than any other comedy series, while nominations for House of Cards grew from 9 last year to 13 this year. Notably, these two shows were nominated for Outstanding Comedy Series and Outstanding Drama Series while The Square, which received 4 nominations, is up for Outstanding Documentary. It is quite rare for a single network to receive nominations in all three of these categories as well as Outstanding Lead Actor and Outstanding Lead Actress for both drama (Kevin Spacey and Robin Wright for House of Cards) and comedy (Ricky Gervais for Derek and Taylor Schilling for Orange.)

Hemlock Grove3 debuted July 11 and has already begun to build on its Season 1 audience. We have been very pleased with the second season of Derek that launched in May and with the launch of our latest original documentary The Battered Bastards of Baseball4.

In the coming weeks, we will premiere the all new 4th and final season of The Killing5 (8/1) and a new adult animated comedy BoJack Horseman6 (8/22). Also in August, we will release Mission Blue (8/15) from the Oscar-winning director of The Cove, Fisher Stevens.

Reflecting the increasingly global nature of the Netflix service, we now have original series in production around the world, involving some of the best storytellers working in television and film today. Marco Polo, a historical adventure from Executive Producer Harvey Weinstein, is shooting in Kazakhstan and Malaysia. In New York there is Marvel’s Daredevil, the first of our original series from Marvel Television, as well as the already eagerly-anticipated third season of Orange is the New Black; while in Baltimore, production is underway on the third season of House of Cards. In the Florida Keys, the creators of Damages (Glenn Kessler, Daniel Zelman, and Todd Kessler) are shooting a dark family thriller with an ensemble cast led by Kyle Chandler, Sissy Spacek, Sam Shepard, Linda Cardellini, Ben Mendelsohn, and Norbert Leo Butz. Sense8, a mind-bending series from the Wachowskis (The Matrix trilogy, Cloud Atlas) and J. Michael Straczynski (Babylon 5), began production in San Francisco last month, is now in Chicago, and will shoot in many international locations this year.

In August, production begins in Los Angeles on Grace and Frankie, a comedy led by Jane Fonda, Lily Tomlin, Martin Sheen and Sam Waterston; and in Colombia, Brazilian director José Padilha (Elite Squad, Robocop) will begin filming Narcos with an all-star international cast led by Wagner Moura.

______________________
3https://www.youtube.com/watch?v=A3m56kalm7Y&list=PLvahqwMqN4M3SI7WgoI9t58DtrkjLgP8R
4https://www.youtube.com/watch?v=RA76b5Hhvxg&list=UUWOA1ZGywLbqmigxE4Qlvuw
5https://www.youtube.com/watch?v=oU7clobUQmQ&list=PLvahqwMqN4M1uQ5JITdkmNrxZnwtUG-DP
6https://www.youtube.com/watch?v=QxIXxrUQKYw&list=PLvahqwMqN4M1uQ5JITdkmNrxZnwtUG-DP

3

During the quarter, we announced our first-ever talk show, hosted by Chelsea Handler, the popular comedian and best-selling author. As with scripted programming, but unlike news or sports, fewer people are watching talk shows live and are instead watching stacked episodes on DVR or online in the days and weeks following initial airing. Our intent is to produce a show with Handler and her team that reflects this shift to on-demand enjoyment and that will appeal to a global audience. Handler recently taped her first special for Netflix -- a stand-up show that’s been sold out across the U.S., the U.K. and Ireland -- and will produce four more in 2015 before we launch the talk show in early 2016.

Marketing

In Q2 we focused our marketing on the launch of the second season of Orange is the New Black in each of our markets. This campaign represents our largest content marketing push to date and we are pleased with the reaction from fans. Social media sentiment was overwhelmingly positive and search volume7 validated that we had a big hit on our hands. Season 3 next year should be even bigger.

Our Netflix brand advertising continues to resonate with consumers, highlighting the fun ways people’s lives are enriched when they watch something great. Our well-received You’ve Got to Get it To Get It campaign in Canada was extended with three new ads “Airport”8, “Test Results”9, and “Proposal”10 this quarter. We ran the first ad in the campaign, “Pep Talk”11, during the NHL playoffs and were delighted when New York Rangers head coach Alain Vigneault picked up the joke12 during a pre-game press conference, leading the NHL Network to interview13 the coach from our ad.

Another successful example of our brand advertising is our Viva Netflix campaign in Mexico which began with “Abuelita,”14 featuring a fun take on local family viewing habits, quickly followed by “Oribe”15 in which Mexico’s star striker returns home from the World Cup slightly earlier than his spouse expected.

In Q2 we updated our logo from the red block with white letters to the cleaner red letters. We were pleased to execute this transition with the minimum of distraction.

In-Store Gift Cards Coming This Fall

We are introducing physical gift cards in select stores in the U.S., Canada, Mexico, and Germany starting later this year. In mature markets, gift cards will extend our brand presence and make it easier to access Netflix. In newer markets, gift cards help build the brand and provide an easier alternative for consumers to join Netflix in markets with developing online payments.

$30
NETFLIX
YOUR TV SHOWS
& MOVIES. YOUR WAY.
NO CREDIT CARD REQUIRED
NETFLIX

______________________
7http://www.google.com/trends/topcharts#vm=chart&cid=tv_shows&geo=US&date=201406&cat
8http://www.youtube.com/watch?v=lM4KF9uiGhk&list=UUWOA1ZGywLbqmigxE4Qlvuw
9http://www.youtube.com/watch?v=X-c-9AxeBs8&list=UUWOA1ZGywLbqmigxE4Qlvuw
10http://www.youtube.com/watch?v=rBCdIZhMzKk&list=UUWOA1ZGywLbqmigxE4Qlvuw
11https://www.youtube.com/watch?v=ZDLY5zEs8ak
12http://www.si.com/nhl/home-ice/2014/06/11/alain-vigneault-looks-to-netflix-for-inspiration-in-stanley-cup-final-game-4
13http://video.nhl.com/videocenter/console?id=625004
14http://www.youtube.com/watch?v=SFg4JJjwvRI&feature=youtu.be&list=UUWOA1ZGywLbqmigxE4Qlvuw
15http://www.youtube.com/watch?v=pW3brlaKxH0

4

Product

MVPD Set-Top Boxes

The Netflix app on Virgin Media set-top boxes in the U.K. continues to be a compelling streaming experience that delivers above-median viewing and satisfaction. We continue to gain traction in our international markets with set-top box integration and, in the U.S., launched the Netflix app on the TiVo platform with several regional MVPDs including Suddenlink, RCN, Grande and Atlantic Broadband during the quarter. MVPDs would rather their customers' use Netflix on their set-top and remote than use Netflix on Internet set-tops such as Apple TV, partially because that drives the pay-per-view consumption for the respective set-top owner.

Android TV Platform

The Netflix app for Google's Android TV platform will appear on TVs from Sony, Sharp, and others in the coming months. Widespread adoption of Android TV can reduce the number of different platforms we need to support to ensure Netflix is broadly available on Smart TVs delivering a consistently first-rate experience, no matter the vendor. Android TV incorporates Google's "cast" feature, allowing content discovery on mobile devices and laptops with streaming delivered to the big screen.

Smart TV growing in Latin America

Post World Cup, the number of Smart TVs used for Netflix viewing in Latin American countries is at a new high; in fact, the percentage of viewing from Smart TVs in Latin America is higher than any other region we serve. Members accessing Netflix on a big screen generally watch more and retain better than members using smaller devices.

UHD 4K Video Quality

We are now streaming flagship content in UHD 4K to members with 4K Smart TVs, putting Netflix at the leading edge of high-quality AV delivery. Already, Samsung, LG, and Sony have in retail around the world 4K Smart TVs, and House of Cards Season 2 and all seasons of Breaking Bad are now available for streaming in the new format. Content available to stream in 4K will grow steadily as several of our original series are or will be shooting in 4K, including Marco Polo, Sense8, and Narcos. UHD 4K will be an Internet-centric format as linear TV will be late to switch their networks to UHD 4K.

Strong Net Neutrality

Our focus on strong net neutrality, including interconnection, is about preventing large ISPs from holding our joint customers hostage with poor performance to extract payments from us, other Internet content firms, and Internet transit suppliers such as Level 3 and Cogent.

Our policy goals are for the FCC to not sanctify paid prioritization, and for the DOJ/FCC to block the merger of Comcast/TWC, or at the very least, to require as condition to approving the merger that the combined entity be prevented from charging for interconnection.

5

6.3 Million U.S. DVD Memberships

Our DVD-by-mail business continues to satisfy 6.3 million members. Contribution profit for the segment was $92.8 million in the quarter, as expected, and we anticipate $90 million for Q3. A year ago in Q2, we lost 475k DVD memberships. In Q2 this year it was only 391k. DVD and Blu-ray offer amazing and comprehensive selection that keeps a core membership uniquely satisfied.

Reference
For quick reference, our eight most recent investor letters are here: April 201416, January 201417, October 201318, July 201319, April 201320, January 201321, October 201222, July 201223.

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16http://files.shareholder.com/downloads/NFLX/3337146746x0x745654/fb5aaae0-b991-4e76-863c-3b859c8dece8/Q114%20Earnings%20Letter%204.21.14%20final.pdf
17http://files.shareholder.com/downloads/NFLX/3337146746x0x720306/119321bc-89c3-4306-93ac-93c02da2354f/Q4%2013%20Letter%20to%20shareholders.pdf
18http://files.shareholder.com/downloads/NFLX/2531040512x0x698481/ecfe1ab4-66f5-4e23-a64a-1ca025216e5e/Q313%20Earnings%20Letter%2010.21.13%2010.30am.pdf
19http://files.shareholder.com/downloads/NFLX/2531040512x0x678215/a9076739-bc08-421e-8dba-52570f4e489e/Q213%20Investor%20Letter.pdf
20http://ir.netflix.com/common/download/download.cfm?companyid=NFLX&fileid=655293&filekey=5c1951a4-e79c-49c8-bb83-1595635bf934&filename=Investor_Letter_Q12013.pdf
21http://files.shareholder.com/downloads/NFLX/2531040512x0x630302/e7656660-df35-4384-9f39-cb0f39e54f0b/Investor%20Letter%20Q42012%2001.23.13.pdf
22http://files.shareholder.com/downloads/NFLX/2531040512x0x607614/6bc75664-8a60-4398-8e52-fe918b79bf67/Investor%20Letter%20Q3%202012%2010.23.12.pdf
23http://files.shareholder.com/downloads/NFLX/2531040512x0x585175/818f7f39-011e-4227-ba2f-7d30b8ad3d23/Investor%20Letter%20Q2%202012%2007.24.12.pdf

6

Summary
We have a huge global opportunity ahead and a lot of challenges too. We are thrilled for the creators of our original series and documentaries who earned 31 Emmy nominations this year, and whose incredible work is being enjoyed by many of our 50 million members.

Sincerely,

Reed Hastings, CEO	David Wells, CFO

21st July 2014 Earnings Interview
Reed Hastings, David Wells and Ted Sarandos will participate in a live video interview at 2 p.m. Pacific Time at youtube.com/netflixir. The interview will be conducted by Michael Nathanson, MoffettNathanson and Doug Anmuth, J.P. Morgan. Questions that investors would like to see asked should be sent to michael@moffettnathanson.com or douglas.anmuth@jpmorgan.com.

IR Contact:	PR Contact:
Erin Kasenchak	Jonathan Friedland
Director, Investor Relations	Chief Communications Officer
408 540-3691	310 734-2958

7

Use of Non-GAAP Measures
This shareholder letter and its attachments include reference to the non-GAAP financial measure of free cash flow. Management believes that free cash flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to repay debt obligations, make investments and for certain other activities. However, this non-GAAP measure should be considered in addition to, not as a substitute for or superior to, net income, operating income, diluted earnings per share and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP. Reconciliation to the GAAP equivalent of this non-GAAP measure is contained in tabular form on the attached unaudited financial statements.

Forward-Looking Statements
This shareholder letter contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding international expansion and performance; content offerings; marketing; gift cards; device and platform integration; member growth domestically and internationally, including net, total and paid; revenue, average revenue per subscriber, contribution profit (loss) and contribution margin for both domestic (streaming and DVD) and international operations, as well as consolidated operating income, net income, earnings per share and free cash flow. The forward-looking statements in this letter are subject to risks and uncertainties that could cause actual results and events to differ, including, without limitation: our ability to attract new members and retain existing members; our ability to compete effectively; maintenance and expansion of device platforms for instant streaming; fluctuations in consumer usage of our service; service disruptions; production risks; actions of Internet Service Providers; and, widespread consumer adoption of different modes of viewing in-home filmed entertainment. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 3, 2014. The Company provides internal forecast numbers. Investors should anticipate that actual performance will vary from these forecast numbers based on risks and uncertainties discussed above and in our Annual Report on Form 10-K. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this shareholder letter.

8

Netflix, Inc.
Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013 (1)	June 30, 2014	June 30, 2013 (1)
Revenues	$1,340,407	$1,270,089	$1,069,372	$2,610,496	$2,093,333
Cost of revenues	914,848	869,186	760,674	1,784,034	1,497,626
Marketing	120,763	137,098	114,611	257,861	233,697
Technology and development	115,182	110,310	93,126	225,492	185,101
General and administrative	60,014	55,900	43,844	115,914	87,970
Operating income	129,600	97,595	57,117	227,195	88,939
Other income (expense):
Interest expense	(13,328)	(10,052)	(7,528)	(23,380)	(14,268)
Interest and other income (expense)	1,100	1,401	(2,940)	2,501	(1,963)
Loss on extinguishment of debt	—	—	—	—	(25,129)
Income before income taxes	117,372	88,944	46,649	206,316	47,579
Provision for income taxes	46,354	35,829	17,178	82,183	15,419
Net income	$71,018	$53,115	$29,471	$124,133	$32,160
Earnings per share:
Basic	$1.18	$0.89	$0.51	$2.07	$0.56
Diluted	$1.15	$0.86	$0.49	$2.02	$0.53
Weighted-average common shares outstanding:
Basic	59,996	59,817	58,192	59,907	57,089
Diluted	61,634	61,548	60,590	61,592	60,369

(1) Certain prior period amounts have been reclassified from "Marketing" to "Cost of revenues" to conform to current period presentation.

9

Netflix, Inc.
Consolidated Balance Sheets
(unaudited)
(in thousands, except share and par value data)

	As of
	June 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$1,214,244	$604,965
Short-term investments	500,121	595,440
Current content library, net	1,786,341	1,706,421
Other current assets	167,674	151,937
Total current assets	3,668,380	3,058,763
Non-current content library, net	2,348,796	2,091,071
Property and equipment, net	141,715	133,605
Other non-current assets	166,931	129,124
Total assets	$6,325,822	$5,412,563
Liabilities and Stockholders' Equity
Current liabilities:
Current content liabilities	$1,858,020	$1,775,983
Accounts payable	137,226	108,435
Accrued expenses	98,548	54,018
Deferred revenue	241,330	215,767
Total current liabilities	2,335,124	2,154,203
Non-current content liabilities	1,390,770	1,345,590
Long-term debt	900,000	500,000
Other non-current liabilities	90,223	79,209
Total liabilities	4,716,117	4,079,002
Stockholders' equity:
Common stock, $0.001 par value; 160,000,000 shares authorized at June 30 2014 and December 31, 2013; 60,091,015 and 59,607,001 issued and outstanding at June 30, 2014 and December 31, 2013, respectively	60	60
Additional paid-in capital	926,525	777,441
Accumulated other comprehensive income	6,502	3,575
Retained earnings	676,618	552,485
Total stockholders' equity	1,609,705	1,333,561
Total liabilities and stockholders' equity	$6,325,822	$5,412,563

10

Netflix, Inc.
Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Three Months Ended			Six Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Cash flows from operating activities:
Net income	$71,018	$53,115	$29,471	$124,133	$32,160
Adjustments to reconcile net income to net cash provided by operating activities:
Additions to streaming content library	(813,314)	(749,399)	(593,454)	(1,562,713)	(1,185,395)
Change in streaming content liabilities	78,359	42,244	7,284	120,603	16,984
Amortization of streaming content library	639,037	600,735	510,250	1,239,772	995,990
Amortization of DVD content library	16,923	16,121	17,709	33,044	35,946
Depreciation and amortization of property, equipment and intangibles	12,977	12,382	12,026	25,359	24,077
Stock-based compensation expense	29,285	25,825	17,955	55,110	35,701
Excess tax benefits from stock-based compensation	(14,628)	(32,732)	(20,368)	(47,360)	(31,983)
Other non-cash items	3,251	2,196	1,188	5,447	2,938
Loss on extinguishment of debt	—	—	—	—	25,129
Deferred taxes	(16,569)	(13,103)	(2,040)	(29,672)	(8,788)
Changes in operating assets and liabilities:
Other current assets	(20,685)	35,066	33,762	14,381	28,035
Accounts payable	(3,086)	22,812	(5,138)	19,726	11,881
Accrued expenses	59,008	(442)	10,494	58,566	6,362
Deferred revenue	11,315	14,248	7,693	25,563	17,099
Other non-current assets and liabilities	3,133	7,291	7,111	10,424	15,557
Net cash provided by operating activities	56,024	36,359	33,943	92,383	21,693
Cash flows from investing activities:
Acquisition of DVD content library	(20,981)	(14,914)	(14,023)	(35,895)	(35,216)
Purchases of property and equipment	(19,869)	(13,334)	(8,088)	(33,203)	(20,206)
Other assets	1,129	295	1,087	1,424	5,137
Purchases of short-term investments	(170,908)	(60,546)	(146,050)	(231,454)	(381,673)
Proceeds from sale of short-term investments	89,662	143,048	33,979	232,710	115,207
Proceeds from maturities of short-term investments	92,014	3,090	5,410	95,104	9,830
Net cash (used in) provided by investing activities	(28,953)	57,639	(127,685)	28,686	(306,921)
Cash flows from financing activities:
Proceeds from issuance of common stock	14,469	32,448	28,846	46,917	67,992
Proceeds from issuance of debt	—	400,000	—	400,000	500,000
Issuance costs	(353)	(6,727)	—	(7,080)	(9,414)
Redemption of debt	—	—	—	—	(219,362)
Excess tax benefits from stock-based compensation	14,628	32,732	20,368	47,360	31,983
Principal payments of lease financing obligations	(271)	(267)	(255)	(538)	(658)
Net cash provided by financing activities	28,473	458,186	48,959	486,659	370,541
Effect of exchange rate changes on cash and cash equivalents	1,250	301	(2,590)	1,551	(4,926)
Net increase (decrease) in cash and cash equivalents	56,794	552,485	(47,373)	609,279	80,387
Cash and cash equivalents, beginning of period	1,157,450	604,965	418,051	604,965	290,291
Cash and cash equivalents, end of period	$1,214,244	$1,157,450	$370,678	$1,214,244	$370,678

	Three Months Ended			Six Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Non-GAAP free cash flow reconciliation:
Net cash provided by operating activities	$56,024	$36,359	$33,943	$92,383	$21,693
Acquisition of DVD content library	(20,981)	(14,914)	(14,023)	(35,895)	(35,216)
Purchases of property and equipment	(19,869)	(13,334)	(8,088)	(33,203)	(20,206)
Other assets	1,129	295	1,087	1,424	5,137
Non-GAAP free cash flow	$16,303	$8,406	$12,919	$24,709	$(28,592)

11

Netflix, Inc.
Segment Information
(unaudited)
(in thousands)

	As of / Three Months Ended			As of/ Six Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013 (1)	June 30, 2014	June 30, 2013 (1)
Domestic Streaming
Total members at end of period	36,244	35,674	29,807	36,244	29,807
Paid members at end of period	35,085	34,377	28,624	35,085	28,624

Revenues	$838,225	$798,617	$671,089	$1,636,842	$1,309,738
Cost of revenues	546,223	517,094	452,598	1,063,317	892,932
Marketing	64,727	80,258	67,177	144,985	134,142
Contribution profit	227,275	201,265	151,314	428,540	282,664

International Streaming
Total members at end of period	13,801	12,683	7,747	13,801	7,747
Paid members at end of period	12,907	11,755	7,014	12,907	7,014

Revenues	$307,461	$267,118	$165,902	$574,579	$307,921
Cost of revenues	266,697	245,267	184,400	511,964	351,292
Marketing	56,036	56,840	47,335	112,876	99,382
Contribution profit (loss)	(15,272)	(34,989)	(65,833)	(50,261)	(142,753)

Domestic DVD
Total members at end of period	6,261	6,652	7,508	6,261	7,508
Paid members at end of period	6,167	6,509	7,369	6,167	7,369

Revenues	$194,721	$204,354	$232,381	$399,075	$475,674
Cost of revenues	101,928	106,825	123,676	208,753	253,402
Marketing	—	—	99	—	173
Contribution profit	92,793	97,529	108,606	190,322	222,099

Consolidated

Revenues	$1,340,407	$1,270,089	$1,069,372	$2,610,496	$2,093,333
Cost of revenues	914,848	869,186	760,674	1,784,034	1,497,626
Marketing	120,763	137,098	114,611	257,861	233,697
Contribution profit	304,796	263,805	194,087	568,601	362,010
Other operating expenses	175,196	166,210	136,970	341,406	273,071
Operating income	129,600	97,595	57,117	227,195	88,939
Other income (expense)	(12,228)	(8,651)	(10,468)	(20,879)	(16,231)
Loss on extinguishment of debt	—	—	—	—	(25,129)
Provision for income taxes	46,354	35,829	17,178	82,183	15,419
Net income	$71,018	$53,115	$29,471	$124,133	$32,160

(1) Certain prior period amounts have been reclassified from "Marketing" to "Cost of revenues" to conform to current period presentation.

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